Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 700 Louisiana Street, Suite 2550 Houston, TX 77002 www.crestwoodlp.com

Crestwood Equity Announces Second Quarter 2015

Financial and Operating Results and Confirms 2015 Guidance

Cost Reduction Efforts Drive Quarterly Results; Merger with

Crestwood Midstream On-Track

HOUSTON, TEXAS, August 5, 2015 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood Equity” or “CEQP”) reported today its financial results for the three months ended June 30, 2015. Crestwood Equity owns the general partner of Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream” or “CMLP”).

Additionally, in a separate press release issued today, Crestwood Midstream reported stand-alone financial and operating results. Except for the Natural Gas Liquids (NGL) supply and logistics business, the operations reflected in the consolidated results reported herein are owned by Crestwood Midstream.

Second Quarter 2015 Highlights1

•	Consolidated Adjusted EBITDA of $133.1 million; a 13% increase over $117.7 million in second quarter 2014

•	Crestwood Midstream’s operations contributed Adjusted EBITDA of $125.4 million; a 14% increase over $109.7 million in the second quarter 2014

•	Crestwood Equity’s NGL supply and logistics business contributed Adjusted EBITDA of $7.7 million, compared to $8.0 million in the second quarter 2014

•	Net loss of $296.0 million, compared to a net loss of $4.8 million in the second quarter 2014. Net loss for the second quarter 2015 includes non-cash goodwill impairments of $281.0 million. These goodwill impairments were largely attributed to discount rate increases resulting from continued commodity price volatility and the recent performance of CEQP’s and CMLP’s unit prices

•	Reduced consolidated adjusted operating and administrative costs by $19.5 million in the second quarter 2015 compared to the fourth quarter of 2014 when Crestwood implemented its cost reduction initiative; on-track to exceed more than the previously guided cost savings of $15 million in 2015 and run-rate savings of $25-$30 million per year[2]

•	Combined cost savings efforts year-to-date, recent internal reorganization and simplification merger positions the post-merger Crestwood to deliver on its 2015 consolidated guidance range of Adjusted EBITDA of $540 million to $575 million; Expected pro forma post-merger distribution coverage ratio of 1.05x for 2015

[1]	Please see non-GAAP reconciliation table included at the end of the press release.
[2]	Adjusted operating and administrative costs is defined as operating and maintenance expense and general and administrative expense, excluding significant costs and non-cash unit-based compensation charges.

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NEWS RELEASE

•	Distributable Cash Flow totaled $15.8 million in the second quarter 2015, a 18% increase compared to $13.4 million in the second quarter 2014

•	Declared second quarter cash distribution of $0.1375 per common unit, or $0.55 per common unit on an annualized basis, payable on August 14, 2015, to unitholders of record as of August 7, 2015

“Despite the disappointing performance we have experienced in both CEQP and CMLP unit prices since the announcement of our simplification merger, the fundamentals of our business remains solid and the consolidated Crestwood entity delivered another strong quarter of results showing the benefit of our diversified midstream portfolio, largely fee based business model and focused cost reduction efforts,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “As most midstream companies are facing lower volumes, decreased margins and slower project growth due to volatile commodity prices and uncertain customer development plans, Crestwood proved again in the second quarter that our partnerships are well positioned to compete in this environment. The simplification merger, which we expect to complete in the third quarter, will only improve our ability through larger scale, lower operating costs and ultimately, a lower cost of capital to invest when project development opportunities return to previous levels.”

“With respect to CEQP’s NGL supply and logistics business, the second quarter 2015 results were typical of a shoulder quarter for NGL supply and demand. Demand for services were lower than expected due to demand disruptions experienced during the second quarter 2015 as a result of force majeure events and labor strikes experienced by West Coast refinery customers, but these decreases were offset by higher performance from the NGL supply and terminals business. Looking forward, significant NGL supply growth and lower crude oil prices have pushed NGL prices lower, creating an opportunity for our NGL business to begin buying seasonal storage inventory at favorable prices which should translate into better margins during the winter peak demand season in the fourth quarter 2015 and first quarter 2016,” added Phillips.

Simplification Merger Update

On May 5, 2015, Crestwood Equity and Crestwood Midstream entered into a definitive agreement to merge the two partnerships and simplify Crestwood’s corporate structure into a single publicly traded partnership. Under the terms of the merger agreement, a newly formed subsidiary of Crestwood Equity will merge with and into Crestwood Midstream, with Crestwood Midstream surviving the merger. As part of the merger consideration, Crestwood Midstream common unitholders will become unitholders of Crestwood Equity in a tax free exchange, with Crestwood Midstream common unitholders receiving 2.75 common units of Crestwood Equity for each common unit held at the completion of the merger. Following the completion of the merger, Crestwood Midstream common units will cease to be listed on the NYSE and its incentive distribution rights will be eliminated. Crestwood Midstream expects to complete the merger in the third quarter of 2015, subject to approval by its unitholders.

NEWS RELEASE

Michael France, Managing Director of First Reserve, the general partner of Crestwood Holdings commented, “As a long time unitholder in the Crestwood partnerships, First Reserve recognizes the significant improvement in bottom line results in the second quarter 2015 as a result of management’s continued focus on operating efficiency and cost reductions. This type of execution is particularly important during the period of commodity price uncertainty being experienced by the industry. Over the long term, we believe the simplification merger is the right next step for the partnership as it positions Crestwood to be more competitive for growth opportunities. We continue to support this strategy and look forward to completing the merger in the third quarter of 2015 and continuing to find avenues to support the Crestwood platform into the future.”

Consolidated Second Quarter 2015 Segment Results

Gathering and Processing segment EBITDA totaled $48.5 million in the second quarter 2015, exclusive of non-cash goodwill impairments noted below, a 9% increase, compared to $44.5 million in the second quarter 2014. During the second quarter 2015, average natural gas gathering volumes were 1,155 million cubic feet per day (“MMcf/d”), a 5% decrease from the second quarter 2014, processing volumes increased 13% to 216 MMcf/d and compression volumes increased 34% over the second quarter 2014 to 629 MMcf/d. Segment EBITDA was positively impacted by a 3% year-over-year decrease in operating expenses and higher Marcellus Antero and PRB Niobrara contributions attributable to significant capital expansion projects completed in 2014, offset by a lower Barnett contribution.

Storage and Transportation segment EBITDA totaled $37.1 million in the second quarter 2015, compared to $34.9 million in the second quarter 2014. Segment volumes averaged 2,187 MMcf/d in the second quarter 2015, a 14% increase over the second quarter 2014, due primarily to Northeast pipeline expansion projects completed in the fourth quarter 2014 and a full-quarter contribution from the Tres Palacios joint venture. Segment EBITDA increased 6% year-over-year but declined 3% from the first quarter 2015 as a result of lower revenues from interruptible services driven by Crestwood’s shift toward firm contracts in the last twelve months. Crestwood’s Stagecoach natural gas storage facility and MARC I / North South pipelines, located in the dry gas region of the Marcellus, continue to be key contributors to segment EBITDA.

NGL and Crude Services segment EBITDA totaled $56.9 million in the second quarter 2015, exclusive of a non-cash goodwill impairment noted below, a 30% increase, compared to $43.8 million in the second quarter 2014. CMLP contributed segment EBITDA of $49.0 million in the second quarter 2015, a 41% increase, compared to $34.7 million in the second quarter 2014. CMLP segment growth was driven primarily by increased volumes on the Arrow gathering system and facility expansions supported by take-or-pay contracts at the COLT Hub. In the second quarter 2015, Arrow and COLT Hub contributed EBITDA of $20.1 million and $21.0 million, respectively, compared to $13.6 million and $14.8 million, respectively, in the second quarter 2014. Arrow system crude, gas and water volumes increased 2%, 41% and 33%, respectively, from the second quarter 2014. COLT Hub rail loadings were up 10% from the second quarter 2014.

NEWS RELEASE

CEQP’s standalone NGL supply and logistics assets contributed $7.7 million of Adjusted EBITDA in the second quarter 2015, compared to $8.0 million in the second quarter 2014. Second quarter 2015 segment EBITDA was slightly below second quarter 2014 primarily due to force majeure events with West Coast refining customers offset by higher performance from the NGL supply and terminals business.

In the second quarter 2015, Crestwood reduced consolidated operating and administrative costs (excluding significant costs and unit-based compensation) by $19.5 million from the fourth quarter 2014 when the cost reduction initiative began. When combined with cost savings achieved in the first quarter 2015, Crestwood on a consolidated basis will capture over $20 million in cost savings in 2015, exceeding its previously stated goal of $15 million, and on-track to achieve expected run-rate annual cost savings of $25 million to $30 million thereafter.

Capitalization and Liquidity Update

As of June 30, 2015, debt outstanding was primarily composed of $1.8 billion of fixed-rate senior notes issued by Crestwood Midstream, $355 million outstanding under Crestwood Midstream’s revolving credit facility and $341 million outstanding under Crestwood Equity’s revolving credit facility. In conjunction with the simplification merger, Crestwood Equity intends to repay and retire its revolving credit facility and Crestwood Midstream intends to amend and upsize its revolving credit facility to fund the combined operations with $1.5 billion of revolver borrowing capacity. In July 2015, Crestwood Midstream received final lender commitments for the $1.5 billion credit facility, and subject to customary closing conditions, the facility will close concurrent with the closing of the simplification merger.

Goodwill Impairments

Generally Accepted Accounting Principles (“GAAP”) require that assets be recorded at fair value at the time assets are acquired and further require subsequent analysis to assess the recoverability of assigned values, including goodwill. As a result of this analysis, Crestwood recorded goodwill impairments of $8.3 million, $28.4 million, $31.9 million and $212.4 million related to its Fayetteville, West Coast, Watkins Glen and Barnett assets, respectively, during the second quarter 2015. These impairments primarily resulted from increasing the discount rate utilized in determining the fair value of these assets when considering the continued decrease in commodity prices and its impact on the midstream industry and Crestwood’s customers in these areas. The impairment of Barnett goodwill was also largely attributable to Quicksilver’s filing for bankruptcy protection in March 2015.

Upcoming Conference Participation

Robert G. Phillips, Chairman, President and Chief Executive Officer, will present at the EnerCom Oil & Gas Conference at approximately 3:10 p.m. Mountain Time (4:10 p.m. Central Time) on Monday, August 17, 2015 in Denver, CO. To listen to the audio webcast and view the accompanying presentation materials, please visit the Investor Relations section of Crestwood’s website at www.crestwoodlp.com or by accessing the following link http://www.oilandgas360.com/togc-webcast/ceqp/. A replay will be archived on Crestwood’s website shortly after the presentation concludes.

NEWS RELEASE

Crestwood management will also participate in the Citi 1x1 MLP Midstream Infrastructure Conference on August 19-20, 2015 in Las Vegas, NV. No webcast is available for this conference.

Earnings Conference Call Schedule

Management will host a conference call for investors and analysts of Crestwood today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) which will be broadcast live over the Internet. Investors may participate in the call either by phone or audio webcast.

By Phone:	Dial 201-689-8037 or 877-407-8037 at least 10 minutes before the call and ask for the Crestwood Earnings Call. A replay will be available for 7 days by dialing 877-660-6853 or 201-612-7415 and using the access code 13615241#.

By Webcast:	Connect to the webcast via the “Presentations” page of Crestwood’s Investor Relations website at www.crestwoodlp.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call for 90 days.

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in crude oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas and crude oil volumes produced within proximity of Crestwood assets; failure or delays by customers in achieving expected production in their

NEWS RELEASE

oil and gas projects; competitive conditions in the industry and their impact on our ability to connect supplies to Crestwood gathering, processing and transportation assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact Crestwood’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness, of either company, as well as other factors disclosed in Crestwood Equity’s and Crestwood Midstream’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Crestwood does not assume any obligation to update these forward-looking statements.

Additional Information and Where to Find It

This news release contains information about the proposed merger involving Crestwood Equity and Crestwood Midstream. In connection with the proposed merger, Crestwood Equity has filed with the SEC a registration statement on Form S-4 that includes a proxy statement/prospectus for the unitholders of Crestwood Midstream. Crestwood Midstream will mail the final proxy statement/prospectus to its unitholders. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CRESTWOOD EQUITY, CRESTWOOD MIDSTREAM, THE PROPOSED MERGER AND RELATED MATTERS. Investors and unitholders may obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Crestwood through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders may obtain free copies of documents filed by Crestwood with the SEC from Crestwood’s website, www.crestwoodlp.com.

Participants in the Solicitation

Crestwood Equity, Crestwood Midstream, and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Crestwood Midstream in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Crestwood Midstream in connection with the proposed transaction, including a description of their direct or indirect interests, by

NEWS RELEASE

security holdings or otherwise, is set forth in the proxy statement/prospectus filed with the SEC. Information regarding Crestwood Midstream’s directors and executive officers is contained in Crestwood Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and any subsequent statements of changes in beneficial ownership filed with the SEC. Information regarding Crestwood Equity’s directors and executive officers is contained in Crestwood Equity’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and any subsequent statements of changes in beneficial ownership filed with the SEC. Free copies of these documents may be obtained from the sources described above.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood Midstream (NYSE: CMLP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Midstream is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation and terminalling of NGLs; and gathering, storage, terminalling and marketing of crude oil.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity (NYSE: CEQP) is a master limited partnership that owns the general partner interest, the incentive distribution rights and an approximate 4% limited partner interest of Crestwood Midstream. In addition, Crestwood Equity operates an NGL supply and logistics business that serves customers in the United States and Canada.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners LP

Investor Contact

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Vice President, Investor Relations

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NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Consolidated Statements of Operations

(in millions, except unit and per unit data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2015	2014	2015	2014	2015
Revenues:
Gathering and processing	$73.3	$82.7	$150.6	$161.3	$77.3
Storage and transportation	44.0	47.8	89.7	98.8	45.7
NGL and crude services	523.1	795.1	1,130.6	1,636.2	607.5
Related party	1.1	0.7	2.1	1.6	1.0

	641.5	926.3	1,373.0	1,897.9	731.5
Costs of product/services sold:
Gathering and processing	5.6	7.8	10.0	15.5	4.4
Storage and transportation	3.4	7.2	6.7	14.0	3.3
NGL and crude services	442.8	722.8	956.5	1,483.3	513.7
Related party	7.7	9.8	16.0	20.8	8.3

	459.5	747.6	989.2	1,533.6	529.7
Expenses:
Operations and maintenance	43.9	48.7	94.5	92.8	50.6
General and administrative	30.6	24.1	58.1	52.0	27.5
Depreciation, amortization and accretion	74.8	71.2	149.0	137.5	74.2

	149.3	144.0	301.6	282.3	152.3
Other operating income (expense):
Gain (loss) on long-lived assets, net	(0.6)	1.2	(1.6)	1.7	(1.0)
Goodwill impairment	(281.0)	—	(281.0)	—	—
Loss on contingent consideration	—	(6.5)	—	(8.6)	—

Operating income	(248.9)	29.4	(200.4)	75.1	48.5
Earnings (loss) from unconsolidated affiliates, net	5.0	(1.5)	8.4	(1.6)	3.4
Interest and debt expense, net	(35.4)	(32.6)	(69.0)	(64.3)	(33.6)
Loss on modification/extinguishment of debt	(17.1)	—	(17.1)	—	—
Other income, net	0.1	0.1	0.3	0.2	0.2

Income (loss) before income taxes	(296.3)	(4.6)	(277.8)	9.4	18.5
Provision for income taxes	(0.3)	0.2	0.1	1.0	0.4

Net income (loss)	(296.0)	(4.8)	(277.9)	8.4	18.1
Net (income) loss attributable to non-controlling partners	256.0	0.4	246.2	6.8	(9.8)

Net income (loss) attributable to Crestwood Equity Partners LP	$(40.0)	$(4.4)	$(31.7)	$15.2	$8.3

Subordinated unitholders’ interest in net income (loss)	$(0.9)	$(0.1)	$(0.7)	$0.4	$0.2

Common unitholders’ interest in net income (loss)	$(39.1)	$(4.3)	$(31.0)	$14.8	$8.1

Net income (loss) per limited partner unit:
Basic	$(0.21)	$(0.02)	$(0.17)	$0.08	$0.04

Diluted	$(0.21)	$(0.02)	$(0.17)	$0.08	$0.04

Weighted-average limited partners’ units outstanding (in thousands):
Basic	182,838	182,116	182,820	182,001	182,801
Dilutive units	4,388	4,388	4,388	4,388	4,388

Diluted	187,226	186,504	187,208	186,389	187,189

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Selected Balance Sheet Data

(in millions)

	June 30, 2015	December 31, 2014
	(unaudited)

Cash	$1.3	$8.8

Outstanding debt:
Crestwood Equity Partners LP (a)
Revolving Credit Facility	$341.2	$369.0
Senior Notes	10.6	11.4
Other	2.1	2.6

Subtotal	$353.9	$383.0

Crestwood Midstream Partners LP (b)
Revolving Credit Facility	$358.3	$555.0
Senior Notes	1,800.0	1,450.0
Other	7.2	8.5

Subtotal	$2,165.5	$2,013.5

Total debt	$2,519.4	$2,396.5

Total partners’ capital	$5,110.2	$5,584.5

Crestwood Equity Partners LP partners’ capital
Common units outstanding	187.3	186.4

(a)	Crestwood Midstream and its subsidiaries do not provide credit support or guarantee any amounts outstanding under CEQP’s credit facility or senior notes.
(b)	CEQP and its subsidiaries do not provide credit support or guarantee any amounts outstanding under the credit facility or senior notes of Crestwood Midstream.

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2015	2014	2015	2014	2015
EBITDA
Net income (loss)	$(296.0)	$(4.8)	$(277.9)	$8.4	$18.1
Interest and debt expense, net	35.4	32.6	69.0	64.3	33.6
Loss on modification/extinguishment of debt	17.1	—	17.1	—	—
Provision for income taxes	(0.3)	0.2	0.1	1.0	0.4
Depreciation, amortization and accretion	74.8	71.2	149.0	137.5	74.2

EBITDA (a)	$(169.0)	$99.2	$(42.7)	$211.2	$126.3
Significant items impacting EBITDA:
Unit-based compensation charges	5.9	6.2	11.7	11.6	5.8
(Gain) loss on long-lived assets, net	0.6	(1.2)	1.6	(1.7)	1.0
Goodwill impairment	281.0	—	281.0	—	—
Loss on contingent consideration	—	6.5	—	8.6	—
(Earnings) loss from unconsolidated affiliates, net	(5.0)	1.5	(8.4)	1.6	(3.4)
Adjusted EBITDA from unconsolidated affiliates, net	5.7	0.4	12.2	2.1	6.5
Change in fair value of commodity inventory-related derivative contracts	1.5	2.9	2.6	(7.8)	1.1
Significant transaction and environmental related costs and other items	12.4	2.2	17.0	8.7	4.6

Adjusted EBITDA (a)	$133.1	$117.7	$275.0	$234.3	$141.9

Distributable Cash Flow
Adjusted EBITDA (a)	$133.1	$117.7	$275.0	$234.3	$141.9
Cash interest expense (b)	(33.3)	(31.2)	(65.1)	(61.6)	(31.8)
Maintenance capital expenditures (c)	(3.9)	(5.5)	(9.3)	(11.9)	(5.4)
Provision for income taxes	0.3	(0.2)	(0.1)	(1.0)	(0.4)
Deficiency payments	5.7	3.8	5.1	4.9	(0.6)
Public Crestwood Midstream LP unitholders interest in CMLP distributable cash flow (d)	(86.1)	(71.2)	(168.4)	(131.6)	(82.3)

Distributable cash flow attributable to CEQP (e)	$15.8	$13.4	$37.2	$33.1	$21.4

(a)	EBITDA is defined as income before income taxes, plus debt-related costs (net interest and debt expense and loss on modification/extinguishment of debt) and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest and the impact of certain significant items, such as unit-based compensation charges, gains and impairments of long-lived assets and goodwill, gains and losses on acquisition-related contingencies, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, change in fair value of certain commodity derivative contracts, certain costs related to our 2015 cost savings initiatives, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.
(b)	Cash interest expense less amortization of deferred financing costs plus bond premium amortization plus or minus fair value adjustment of interest rate swaps.
(c)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(d)	Crestwood Midstream distributable cash flow less incentive distributions paid to the general partner and the public LP ownership interest in Crestwood Midstream.
(e)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, income taxes, deficiency payments (primarily related to deferred revenue), and public Crestwood Midstream LP unitholders interest in CMLP distributable cash flow. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2015	2014	2015	2014	2015
EBITDA
Net cash provided by operating activities	$54.5	$45.3	$211.1	$127.2	$156.6
Net changes in operating assets and liabilities	31.6	35.0	(28.0)	37.4	(59.6)
Amortization of debt-related deferred costs, discounts and premiums	(2.3)	(2.0)	(4.4)	(3.9)	(2.1)
Interest and debt expense, net	35.4	32.6	69.0	64.3	33.6
Market adjustment on interest rate swap	0.2	0.6	0.5	1.2	0.3
Unit-based compensation charges	(5.9)	(6.2)	(11.7)	(11.6)	(5.8)
Gain (loss) on long-lived assets, net	(0.6)	1.2	(1.6)	1.7	(1.0)
Goodwill impairment	(281.0)	—	(281.0)	—	—
Loss on contingent consideration	—	(6.5)	—	(8.6)	—
Earnings (loss) from unconsolidated affiliates, net, adjusted for cash distributions	(1.3)	(1.5)	2.1	(1.6)	3.4
Deferred income taxes	0.7	0.3	1.6	4.1	0.9
Provision for income taxes	(0.3)	0.2	0.1	1.0	0.4
Other non-cash income	—	0.2	(0.4)	—	(0.4)

EBITDA (a)	$(169.0)	$99.2	$(42.7)	$211.2	$126.3
Unit-based compensation charges	5.9	6.2	11.7	11.6	5.8
(Gain) loss on long-lived assets, net	0.6	(1.2)	1.6	(1.7)	1.0
Goodwill impairment	281.0	—	281.0	—	—
Loss on contingent consideration	—	6.5	—	8.6	—
(Earnings) loss from unconsolidated affiliates, net	(5.0)	1.5	(8.4)	1.6	(3.4)
Adjusted EBITDA from unconsolidated affiliates, net	5.7	0.4	12.2	2.1	6.5
Change in fair value of commodity inventory-related derivative contracts	1.5	2.9	2.6	(7.8)	1.1
Significant transaction and environmental related costs and other items	12.4	2.2	17.0	8.7	4.6

Adjusted EBITDA (a)	$133.1	$117.7	$275.0	$234.3	$141.9

(a)	EBITDA is defined as income before income taxes, plus debt-related costs (net interest and debt expense and loss on modification/extinguishment of debt) and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest and the impact of certain significant items, such as unit-based compensation charges, gains and impairments of long-lived assets and goodwill, gains and losses on acquisition-related contingencies, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, change in fair value of certain commodity derivative contracts, certain costs related to our 2015 cost savings initiatives, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Segment Data

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2015	2014	2015	2014	2015
Gathering and Processing
Revenues	$75.0	$83.4	$153.5	$162.9	$78.5
Costs of product/services sold	13.3	17.6	26.0	36.3	12.7
Operations and maintenance expense	14.3	14.7	29.2	28.1	14.9
Gain (loss) on long-lived assets, net	—	0.5	(0.3)	1.0	(0.3)
Goodwill impairment	(220.7)	—	(220.7)	—	—
Loss on contingent consideration	—	(6.5)	—	(8.6)	—
Earnings (loss) from unconsolidated affiliate	1.1	(0.6)	3.6	(0.3)	2.5

EBITDA	$(172.2)	$44.5	$(119.1)	$90.6	$53.1

Storage and Transportation
Revenues	$44.0	$47.8	$89.7	$98.8	$45.7
Costs of product/services sold	3.4	7.2	6.7	14.0	3.3
Operations and maintenance expense	4.1	6.3	8.4	12.5	4.3
Gain (loss) on long-lived assets	—	0.6	(0.7)	0.6	(0.7)
Earnings from unconsolidated affiliate	$0.6	$—	1.5	—	0.9

EBITDA	$37.1	$34.9	$75.4	$72.9	$38.3

NGL and Crude Services
Revenues	$523.1	$795.1	$1,130.6	$1,636.2	$607.5
Costs of product/services sold	443.4	722.8	957.3	1,483.3	513.9
Operations and maintenance expense	25.5	27.7	56.9	52.2	31.4
Gain (loss) on long-lived assets	(0.6)	0.1	(0.6)	0.1	—
Goodwill impairment	(60.3)	—	(60.3)	—	—
Earnings (loss) from unconsolidated affiliate	3.3	(0.9)	3.3	(1.3)	—

EBITDA	$(3.4)	$43.8	$58.8	$99.5	$62.2

Total Segment EBITDA	$(138.5)	$123.2	$15.1	$263.0	$153.6
Corporate	(30.5)	(24.0)	(57.8)	(51.8)	(27.3)

EBITDA	$(169.0)	$99.2	$(42.7)	$211.2	$126.3

NEWS RELEASE

CRESTWOOD EQUITY PARTNERS LP

Operating Statistics

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2015	2014	2015	2014	2015
Gathering and Processing (MMcf/d)
Marcellus	596.4	584.7	624.4	558.0	652.7
Barnett rich	127.9	174.8	138.3	174.6	148.8
Barnett dry	226.0	264.1	231.1	238.5	236.3
Fayetteville	74.4	102.2	76.9	107.5	79.4
PRB Niobrara - Jackalope Gas Gathering (a)	80.6	44.2	79.1	48.5	77.5
Other	50.1	43.2	41.5	44.4	46.3

Total gathering volumes	1,155.4	1,213.2	1,191.3	1,171.5	1,241.0
Processing volumes	215.8	190.9	167.1	190.1	202.7
Compression volumes	629.3	470.5	660.4	459.3	691.7

Storage and Transportation
Northeast Storage
Storage capacity, 100% firm contracted (Bcf)	34.2	34.8	34.5	34.8	34.8
Firm storage services (MMcf/d)	342.8	474.0	378.2	480.1	414.0
Interruptible storage services (MMcf/d)	76.5	23.1	99.6	45.0	122.9
Northeast Transportation - firm contracted capacity (MMcf/d)	1,140.8	955.0	1,121.4	915.0	1,102.0
% of operational capacity contracted	100%	100%	100%	100%	100%
Firm services (MMcf/d)	1,244.2	1,072.0	1,212.4	982.7	1,180.3
Interruptible services (MMcf/d)	179.4	237.7	178.3	311.7	177.4
Gulf Coast Storage - firm contracted capacity (Bcf) (b)	26.6	7.5	25.1	12.2	23.5
% of operational capacity contracted	69%	20%	65%	32%	61%
Firm storage services (MMcf/d) (b)	175.1	47.1	143.5	106.7	111.5
Interruptible services (MMcf/d) (b)	169.2	66.9	119.8	45.6	69.9

NGL and Crude Services
Arrow Midstream
Crude oil (MBbls/d)	57.0	55.8	61.7	50.0	66.4
Natural gas (MMcf/d)	41.0	29.0	42.8	24.6	44.7
Water (MBbls/d)	25.2	19.0	25.1	15.7	25.1
COLT Hub
Rail loading (MBbls/d)	122.3	111.6	122.4	104.8	122.5
Connector pipeline (MBbls/d) (c)	6.1	9.1	5.0	7.8	4.0
Crude barrels trucked (MBbls/d)	25.9	24.1	28.0	22.2	30.0
Total Bakken crude barrels handled (MBbls/d)	211.3	200.6	217.1	184.8	222.9
Douglas terminal rail loading (MBbls/d) (a)	2.5	2.6	3.9	2.9	5.3
NGL Operations
Storage capacity, 100% contracted (MBbls)	1,700.0	1,500.0	1,700.0	1,500.0	1,700.0
Supply & Logistics volumes sold (MBbls/d)	86.3	59.4	102.3	81.1	118.4
West Coast volumes sold or processed (MBbls/d)	22.8	43.7	29.5	42.2	36.3
NGL volumes trucked (MBbls/d)	54.9	63.1	66.2	81.7	77.6

(a)	Represents 50% owned joint venture, operational data reported is at 100%.
(b)	In December 2014, we sold our 100% interest in Tres Palacios Gas Storage LLC, to a joint venture formed by Crestwood Midstream (owns a 50.01% interest) and Brookfield Infrastructure Group (owns a 49.99% interest), operational data reported is at 100%.
(c)	Represents only throughput leaving the terminal. Total connector pipeline throughput, including receivables was 28.3 MBbls/d and 30.9 MBbls/d for the three and six months ended June 30, 2015, 32.3 MBbls/d and 26.8 MBbls/d for the three and six months ended June 30, 2014, 33.5 MBbls/d for the three months ended March 31, 2015.